SEI 120090v4 Page 1 Model AP Agreement – Global X Funds GLOBAL X FUNDS AUTHORIZED PARTICIPANT AGREEMENT THIS AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) is entered into by and between SEI Investments Distribution Co. (“Distributor”) and _______________________ (the “Participant”) and is subject to acceptance by Global X Funds (the “Fund”) and _______________ as transfer agent (the “Transfer Agent”) for the Fund; and WHEREAS, Distributor serves as the principal underwriter of the Fund in connection with the sale and distribution of shares of beneficial interest (“Shares”) of each portfolio or series of the Fund (each, a “Portfolio” and collectively, the “Portfolios”); and WHEREAS, Transfer Agent serves as the transfer agent for the Fund, and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”); and WHEREAS, the Shares of any Portfolio (excepting any Portfolio listed on Exhibit A to this Agreement) may be purchased or redeemed only by or through an authorized participant, such as Participant, who has entered into an authorized participant agreement substantially in the form hereof. NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows: ARTICLE 1 DEFINED TERMS The capitalized terms used in this Agreement are defined as set forth herein. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus. 1.01 “1933 Act” means the Securities Act of 1933, as amended. 1.02 “1934 Act” means the Securities Exchange Act of 1934, as amended. 1.03 “1940 Act” means the Investment Company Act of 1940, as amended. 1.04 “Affiliated Person” shall have the meaning given to it by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order. 1.05 “Authorized Person” means a person that is authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the Participant. The Participant shall notify the Distributor of the identity of all Authorized Persons in accordance with Section 5.03. 1.06 “Balancing Amount” will be an amount equal to the differential, if any, between the total aggregate market value of the Deposit Securities and the NAV per Creation Unit next determined. 1.07 “Beneficial Owner” shall have the meaning given to it by Rule 16a-1(a)(2) under the 1934 Act. 1.08 “Business Day” shall mean each day the New York Stock Exchange is open for regular trading and the Fund and the Custodian are open for business. 1.09 “CEA” means the Commodity Exchange Act, as amended.

SEI 120090v4 Page 2 Model AP Agreement – Global X Funds 1.10 “Cash Amount” means the Balancing Amount and/or “cash in lieu” plus the applicable transaction fee. 1.11 “Cash” shall mean same day funds in United States dollars. 1.12 “CNS Process” means the Continuous Net Settlement clearing processes of NSCC, as such processes have been enhanced to effect purchases and redemptions of Creation Units. 1.13 “CNS System” means the Continuous Net Settlement clearing processes of NSCC. 1.14 “Code” means the Internal Revenue Code of 1986, as amended. 1.15 “Contractual Settlement Date” means the date as specified in the Prospectus and the Procedures Handbook upon which delivery of Deposit Securities must be made to the Fund. 1.16 “Creation Unit” shall have the meaning set forth in Section 2.01. 1.17 “Custodian” means the Fund’s custodian; as of the Effective Date, the custodian of the Fund is _______________. 1.18 “Deposit Securities” means an in-kind deposit of a designated portfolio of equity securities selected by or on behalf of the Fund. 1.19 “DTC” means The Depository Trust Company. 1.20 “DTC Participant” shall have the meaning set forth in Section 3.01. 1.21 “DTC Process” means the process for effecting purchases orders or redemption requests of Creation Units through DTC other than through the use of the CNS System. 1.22 “FINRA” means the Financial Industry Regulatory Authority. 1.23 “FinCEN” shall have the meaning set forth in Section 3.01. 1.24 “Fund Deposit” means the Deposit Securities plus or minus the “Balancing Amount”. 1.25 “Fund Securities” means in-kind redemption proceeds of a designated portfolio of equity and/or fixed income securities selected by the Adviser. 1.26 “Indemnified Party” shall have the meaning set forth in Section 6.01. 1.27 “Intraday Indicative Value” means the value of the Fund, as calculated and published by the New York Stock Exchange or any similar exchange or widely recognized industry organization, throughout the trading day based on the last sale prices of the securities specified for creation and redemption plus any estimated cash amounts associated with the creation unit, on a per share basis. 1.28 “Listing Exchange” shall have the meaning set forth in Section 8.01. 1.29 “NAV” shall have the meaning set forth in Section 6.03. 1.30 “OFAC” shall have the meaning set forth in Section 3.01. 1.31 “Orders” shall have the meaning set forth in Section 2.02.

SEI 120090v4 Page 3 Model AP Agreement – Global X Funds 1.32 “Participant Client” means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise). 1.33 “Participating Party” shall have the meaning set forth in Section 3.01. 1.34 “PIN Number” shall have the meaning set forth in ARTICLE 5. 1.35 “Procedures Handbook” shall have the meaning set forth in Section 2.02. 1.36 “Prospectus” means the Fund’s then current prospectus or summary prospectus and statement of additional information included in its effective registration statement, as supplemented or amended from time to time. 1.37 “Purchase Order” shall have the meaning set forth in Section 2.02. 1.38 “Redemption Request” shall have the meaning set forth in Section 2.02. 1.39 “Website” means the website at the following URL: https://etfwebservices.seic.com/ETF (or such other web address as may be communicated by the Distributor or the Fund to the Participant from time to time) established and maintained for purpose of allowing Participants to place Orders. ARTICLE 2 ORDERS FOR PURCHASE AND REDEMPTION 2.01 Creation Units. The Shares of any Portfolio may be purchased or redeemed only in aggregations of a specified number of Shares, referred to herein as a “Creation Unit”. The Participant is hereby authorized to purchase and redeem Creation Units of any Portfolio listed in the Prospectus, which may be revised by the Fund from time to time. 2.02 Procedures for Orders. The Participant may purchase and/or redeem Creation Units of Shares through (i) the CNS Process or (ii) the DTC Process. The procedures for placing and processing an order to purchase Shares (each a “Purchase Order”) and a request to redeem Shares (each a “Redemption Request”) (as used herein, Purchase Orders and Redemption Requests are collectively referred to as “Orders”) are described in the Fund’s Prospectus and in the then current procedures handbook as prepared by the Distributor and made available to the Participant from time to time (“Procedures Handbook”). All Orders shall be made in accordance with the terms and procedures set forth in the Prospectus and Procedures Handbook; provided that in the event of a conflict, the terms and procedures of the Prospectus shall control. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. The Fund or Distributor reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time. 2.03 NSCC Authorization. Solely with respect to Orders through the CNS Process, the Participant, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and the Cash Amount as are necessary consistent with such Orders. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC. 2.04 Consent to Recording. It is contemplated that the phone lines used by the Distributor, the Transfer Agent, the Fund or their Affiliated Persons will be recorded, and the Participant hereby consents to the recording of all calls with any of those parties. The Participant also acknowledges and agrees that its access to, and actions taken on, the Website may be recorded.

SEI 120090v4 Page 4 Model AP Agreement – Global X Funds 2.05 Irrevocability. The Fund reserves the absolute right to reject any Order. Once accepted, all Orders are irrevocable. 2.06 Electronic Delivery. The Participant consents to the delivery of Portfolio Prospectuses and trade confirmations electronically, and understands that unless this consent is revoked, the Participant can only obtain access to Prospectuses from the Distributor electronically. The Participant understands that current Prospectuses and all required reports for each applicable Portfolio are available at the Fund’s website at www.globalxetfs.com. The Participant can revoke this consent to delivering a Prospectus electronically at any time by calling 1-888-GX-Fund-1 (1- 888-493-8631). The Participant agrees to maintain a valid e-mail address, and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have regular and continuous Internet access to access all documents relating to a Prospectus. 2.07 Closing Time. The Distributor shall receive all Orders no later than the closing time of the regular trading session on the applicable stock exchange (the “Closing Time”) (ordinarily 4:00 p.m., Eastern Time) on the date such Order is placed and pursuant to any requirements or procedures as described in the Prospectus or Procedures Handbook. An Order is considered to have been received by the Distributor only upon the Distributor’s issuance of a batch number or an affirmation to the Participant (which is generated by the Distributor’s order processing system only after all applicable order information is communicated to the Distributor employee taking the Order and the information has been entered into the Distributor’s proprietary system) as specified in the Procedures Handbook. Please note that the batch number or affirmation is not an indication that the Order has been accepted by the Distributor or the Fund, but only an indication that the Order was properly received prior to the Closing Time on the date on which an Order to purchase Shares is received by the Distributor. AS THE ORDER ENTRY PROCESS CAN TAKE SEVERAL MINUTES OR LONGER, DEPENDING ON VOLUME AND THE TYPE OF ORDER INVOLVED, PARTICIPANTS ARE URGED TO PLACE ORDERS AS EARLY IN THE DAY AS POSSIBLE, AS ORDERS INITIATED NEAR THE APPLICABLE CLOSING TIME MAY NOT BE PROCESSED IN TIME TO RECEIVE A BATCH NUMBER OR AFFIRMATION AND MAY NOT BE RECEIVED PRIOR TO THE CLOSING TIME. ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTICIPANT 3.01 Representations, Warranties and Covenants of Participant. The Participant hereby represents, warrants and covenants the following: (i) The Participant (i) is and will continue to be a member in good standing of the NSCC so long as this Agreement is in full force and effect and (ii) with respect to (x) all orders of Creation Units of Shares of any Portfolio, it is a “DTC Participant,” and (y) any order of Creation Units of Shares of any Portfolio initiated through the CNS Process, it is a member of NSCC and a participant in the CNS System of NSCC (a “Participating Party”). If any change in the foregoing status of the Participant occurs the Participant shall give prompt written notice to the Distributor and the Fund of such change. Upon such notice, the Distributor, in consultation with the Fund, may terminate this Agreement. (ii) Unless Section 3.01(iii) applies, the Participant either (i) is registered as a broker- dealer under the 1934 Act and is a member in good standing of FINRA, or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. In connection with the purchase or redemption of Creation Units and any related offers or sales of Shares, the Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FINRA By-Laws and FINRA Rules if it is a FINRA member,

SEI 120090v4 Page 5 Model AP Agreement – Global X Funds in each case, to the extent applicable to its role acting as Participant hereunder and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold. (iii) If the Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 3.01(ii) above, the Participant will, in connection with such offers and sales, (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the prospectus delivery and other requirements of the 1933 Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with FINRA Rules, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, Shares. (iv) The Participant is and will continue to be in compliance with all applicable laws and regulations aimed at the prevention and detection of money laundering and/or the financing of terrorism activities, including the Bank Secrecy Act, as amended by USA PATRIOT Act; rules and regulations issued by the U.S. Treasury Department, including the Office of Foreign Asset Control (“OFAC”), the Financial Crimes and Enforcement Network (“FinCEN”), the SEC and FINRA. (v) The Participant has implemented and maintains an anti-money laundering program and a customer identification program that are designed to be compliant with relevant United States anti-money laundering laws and regulations including the USA PATRIOT Act of 2001. The Participant’s anti-money laundering program includes written policies, a designated Compliance Officer, ongoing training for employees, procedures for detecting and reporting suspicious transactions, and an independent audit to test the implementation of the program. The Participant’s customer identification program includes procedures for verifying the identity of customers in accordance with Section 326 of the USA PATRIOT Act. In addition, Participant agrees to fully cooperate with requests from the government regulators and Distributor and Transfer Agent for information relating to customers and/or transactions involving the Shares, as permitted by law. Without in any way limiting the foregoing, Participant acknowledges that Distributor is authorized to take any action necessary to restrict distribution activities to the extent necessary to comply with its regulatory obligations applicable to it. (vi) The Participant acknowledges that it has to satisfy the prospectus delivery and disclosure requirements of the 1933 Act. (vii) The Participant will not make, or permit any of its representatives to make, any representations concerning the Shares or any Indemnified Party other than representations contained (A) in the then-current Prospectus of the Fund, (B) in printed information approved by the Fund as information supplemental to such Prospectus or (C) in any promotional materials or sales literature furnished to the Participant by the Fund. (viii) The Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any Indemnified Person or the Fund that are not consistent with the Fund’s then current Prospectus. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports, that include information, opinions, or recommendations relating to Fund Shares (i) for public dissemination, provided that such research reports are not used for purposes of marketing Fund Shares and that such materials comply with applicable FINRA Rules and (ii) for internal use by the Participant or distribution to its clients. Participant agrees to accept full responsibility and liability for such reports, sales literature, correspondence, opinions, recommendations, communications or other similar materials. (ix) The Participant agrees to abide by the terms of the then current click-through agreement set forth on the applicable website, which terms are hereby incorporated herein.

SEI 120090v4 Page 6 Model AP Agreement – Global X Funds (x) Each of the parties hereby represents and warrants to the other parties, that: (a) it has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general, or by general principles of equity; (c) its entry into this Agreement and performance of the terms hereof has been duly authorized by it; and (d) its entry into this Agreement and performance of its obligations hereunder and the transactions and activities contemplated hereby will not breach or conflict with any outstanding obligation, contractual or otherwise, to which it is subject, nor will the same violate any laws, rules or regulations of any governmental, judicial or self-regulatory authority or organization to which it is subject. (xi) The Participant represents, covenants and warrants that it will not exercise or attempt to exercise a controlling influence over the management policies of a Portfolio and has taken affirmative steps so that it will not be an affiliated person of a Portfolio, a promoter or principal underwriter of a Portfolio, except under Section 2(a)(3)(C) of the 1940 Act due to ownership of shares. ARTICLE 4 STATUS OF PARTICIPANT 4.01 General. The Participant acknowledges that (a) the Participant shall have no authority to act as agent for the Fund or the Distributor in any matter or in any respect; (b) the Participant will make itself and its employees available, upon reasonable request, during normal business hours to consult with the Distributors or its designees concerning the performance of the Participant’s responsibilities under this Agreement; (c) the Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus and (d) the Participant agrees, subject to any privacy, confidentiality or other obligations it may have to its customers arising under federal or state securities laws or the applicable rules of any self-regulatory organization, to assist the Distributor in ascertaining certain information regarding sales of Shares made by or through the Participant upon request of the Fund or the Distributor that is necessary for the Fund to comply with its obligations to distribute information to its shareholders under applicable state or federal securities laws; provided that consistent with market practice, the Participant may undertake to deliver prospectuses, proxy material, annual and other reports of the Fund or other similar information that the Fund is obligated to deliver to its shareholders to the Participant’s customers that custody Shares with the Participant, after receipt from the Fund of sufficient quantities to allow mailing thereof to such customers. 4.02 Treatment as Underwriter. The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Fund on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. 4.03 Creditworthiness. The Participant understands that it will be required from time to time to use best efforts to satisfy certain creditworthiness criteria established and approved by the Fund.

SEI 120090v4 Page 7 Model AP Agreement – Global X Funds ARTICLE 5 AUTHORIZED PERSONS 5.01 Phone Orders and Website Orders. When placing Orders by phone, an Authorized Person, on behalf of the Participant, will be required to provide their personal ID and submit a valid PIN Number (with such personal ID and PIN Number to be issued by the Distributor). When placing Orders through the Website, an Authorized Person on behalf of the Participant, will be required to enter a valid firm PIN Number, a valid personal ID and password (with such password provided by the Distributor) for Website access and trade order processing. The Participant will only have access to certain section(s) of the Website, as determined by the Fund or the Distributor, in their sole discretion. The Participant will adhere to the security procedures mandated by the Distributor from time to time in all material respects. The PIN Number, personal ID and password shall be kept confidential and shall not be shared with any third party unless otherwise required by applicable Law. It is acknowledged and agreed that these procedures may be revised and updated from time to time and made available in the Procedures Handbook. 5.02 PIN Numbers and Password. Upon the execution of this Agreement by the Participant and the acceptance thereof by the Distributor, the Participant shall be issued a PIN Number by the Distributor and each Authorized Person will be issued a personal ID and password for use on the Website. To place Orders through the Distributor, the Authorized Person must provide the Participant’s valid PIN Number and must also enter a valid personal ID and password to access the Website. The PIN Number is used to identify the Participant and validate instructions issued by the Participant pursuant to this Agreement. The Distributor shall be entitled to assume that all instructions issued to it using the Participant’s PIN Number have been properly placed by Authorized Persons, unless the Participant has revoked its PIN Number (and, with respect to the Website, its password) and such revocation has been acknowledged by the Distributor. The Distributor shall be under no obligation to verify that an Order is being placed by an Authorized Person. The Participant agrees that neither the Distributor nor the Fund shall be responsible for any losses incurred by the Participant as a result of an Authorized Person identifying himself or herself as a different Authorized Person or an unauthorized person identifying himself or herself as an Authorized Person. The PIN Number and password shall be kept confidential and only provided to Authorized Persons unless otherwise required by applicable Law. The Participant may revoke the PIN Number and password at any time upon written notice to the Distributor and the Fund, and the Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number and/or password or has used the PIN Number and/or password in an unauthorized manner. Upon receipt of such written request, the Distributor shall promptly de-activate the PIN Number and/or password. If a Participant’s PIN Number and/or password is changed, the new PIN Number and/or password will become effective on a date mutually agreed upon by the Participant and the Distributor. 5.03 Certification. Concurrently with the execution of this Agreement and as requested from time to time by the Fund and/or Distributor but no less frequently than annually, the Participant shall deliver to the Distributor and the Fund, with copies to the Transfer Agent, a certificate (the form of which is set forth in Annex I) signed by the Participant’s Secretary or other duly authorized official setting forth the names, electronic mail addresses and telephone and facsimile numbers of all Authorized Persons. Such certificate may be accepted and relied upon by the Distributor and the Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Fund of a superseding certificate in a form approved by the Fund bearing a subsequent date. It shall be the responsibility of the Participant to ensure that the Distributor has a current list of all Authorized Persons. Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and such notice shall be effective upon receipt by the Distributor.

SEI 120090v4 Page 8 Model AP Agreement – Global X Funds ARTICLE 6 INDEMNIFICATION AND LIMITATION OF LIABILITY 6.01 Indemnification by Participant. The Participant hereby agrees to indemnify, defend and hold harmless the Distributor, the Fund, the Transfer Agent, and each of their respective subsidiaries, Affiliated Persons, directors, partners officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant (or an affiliate of the Participant) of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Indemnified Party in reliance upon any instructions issued by Participant reasonably believed by such Indemnified Party to be genuine and to have been given by the Participant, or (v) (A) any representation by the Participant, its employees or its agents or other representatives about the Shares, any Indemnified Party or the Fund that is not consistent with the Fund’s Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature prepared by, or at the direction of, the Participant and related to the Fund or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any Indemnified Party or the Fund, unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Distributor or is based upon any omission or alleged omission by the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. 6.02 Indemnification by Distributor. The Distributor hereby agrees to indemnify, defend and hold harmless the Participant, its respective subsidiaries, Affiliated Persons, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self- regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any written instructions issued by Distributor reasonably believed by the Participant to be genuine and to have been given by the Distributor; or (v) any untrue statement, or alleged untrue statement, of a material fact contained in the Prospectus or Registration Statement of the Fund but only to the extent that such statement or fact was included in such Prospectus or Registration Statement at the written direction of the Distributor. 6.03 Limitation of Liability. This section 6.03 shall survive the termination of this Agreement. (a) In no event shall any party to this Agreement, the Transfer Agent or the Fund be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties, the Transfer Agent or the Fund have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party to this Agreement, the Transfer Agent or the Fund be liable for the acts or omissions of DTC, NSCC or any other securities depository, clearing corporation, exchange, or communications service. (b) None of the Distributor, the Transfer Agent, or the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising

SEI 120090v4 Page 9 Model AP Agreement – Global X Funds out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions. (c) In the absence of bad faith, gross negligence or willful misconduct, the Distributor, the Transfer Agent, the Fund and the Participant may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall the Fund, the Distributor or the Transfer Agent be liable for any losses incurred as a result of the unauthorized use of the Participant’s PIN. (d) In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. (e) Neither the Fund, the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Fund, the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Fund, the Distributor or the Transfer Agent. (f) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith. (g) The Distributor shall not be liable to the Participant for any damages arising out of (i) mistakes or errors in data provided in connection with Orders except to the extent arising out of data provided by the Distributor; (ii) mistakes or errors arising out of interruptions or delays of communications (iii) mistakes or errors of the Transfer Agent, or (iv) differences in performance between the Fund’s Net Asset Value (“NAV”), the Intraday Indicative Value, the Deposit Securities, or the underlying index benchmark of any Fund. In no event and under no circumstances will either party to this Agreement be liable to anyone, including, without limitation, the other party, for consequential or punitive damages for any act or failure to act under any provision of this Agreement. ARTICLE 7 CONFIDENTIAL INFORMATION. 7.01 General. Distributor and Participant (in such capacity, the “Receiving Party”) acknowledge and agree to maintain the confidentiality of Confidential Information (as hereinafter defined) provided by the other (in such capacity, the “Disclosing Party”) in connection with this Agreement. The Receiving Party shall not disclose or disseminate the Disclosing Party’s Confidential Information to any Person other than (a) those employees, agents, contractors, subcontractors and licensees, or (b) employees, agents, contractors, subcontractors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement. In addition, the Receiving Party (a) shall take all reasonable steps to prevent unauthorized access to the Disclosing Party’s Confidential Information, and (b) shall not use the Disclosing Party’s Confidential Information, or authorize other Persons to use the Disclosing Party’s Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, “reasonable steps” means steps

SEI 120090v4 Page 10 Model AP Agreement – Global X Funds that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care. 7.02 Definition of Confidential Information. The term “Confidential Information,” as used herein, shall mean all business strategies, plans and procedures, proprietary information, methodologies, data and trade secrets, and other confidential information and materials (including, without limitation, any non-public personal information as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement. 7.03 Exclusions. The provisions of this Article 7 respecting Confidential Information shall not apply to the extent, but only to the extent, that such Confidential Information: (a) is already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) is subsequently learned from an independent third party who to the Receiving Party’s knowledge is free of any restriction and without breach of this Agreement; (c) is or becomes publicly available through no wrongful act of the Receiving Party or any third party; (d) is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) is required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange. 7.04 Disclosure of Confidential Information. The Receiving Party shall advise its employees, agents, contractors, subcontractors and licensees, and shall require its agents and affiliates to advise their employees, agents, contractors, subcontractors and licensees, of the Receiving Party’s obligations of confidentiality and non-use under this Article 7, and shall be responsible for ensuring compliance by its and its affiliates’ employees, agents, contractors, subcontractors and licensees with such obligations. 7.05 Obligations Upon Termination. Following the termination of this Agreement, the Receiving Party shall remain subject to the provisions of this Article 7 for so long as Confidential Information is retained. ARTICLE 8 ORDERS. 8.01 Listing Exchange. The Participant understands and agrees that an Order may be submitted only on days that the national securities exchange which is the primary exchange or other market on which the Shares are traded (the “Listing Exchange”) is open for trading or business. 8.02 Orders. Participant agrees that all Orders will be made in accordance with the terms and procedures set forth in the Prospectus and Procedures Handbook; provided that in the event of a conflict, the terms and procedures of the Prospectus shall control. To effect a purchase of a Creation Unit of a particular Fund, the Participant agrees on behalf of itself, and any Participant Client, to deliver to the Fund a Fund Deposit plus a purchase transaction fee as described in the Prospectus and/or the Procedures Handbook. The amount of such purchase transaction fee shall be determined by the Fund, or the investment adviser to the Fund (the “Adviser”), in its sole discretion and may be changed from time to time. The Fund Deposit shall consist of the requisite Deposit Securities plus or minus a Balancing Amount. The Balancing Amount will be payable to or receivable from the Fund depending on the net asset value of Shares of the Fund next determined after the Order has been placed. The Fund may permit or require the substitution of an amount of cash to be added to the Balancing Amount to replace any Deposit Securities (i.e., “cash in lieu”). In addition, the Participant acknowledges and agrees that the computation of any Balancing Amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Shares or Deposit Securities. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax,

SEI 120090v4 Page 11 Model AP Agreement – Global X Funds value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Fund or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. This provision shall survive termination or expiration of the Agreement. 8.03 Title to Securities; Restricted Securities. The Participant shall deliver the Deposit Securities to the Custodian free and clear of all liens, restrictions, charges, duties, encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon sale or transfer arising out of (i) any agreement or arrangement entered into by the Participant or any Participant Client (ii) any provision of the 1933 Act, and any regulations there under (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or the applicable laws or regulations of any other applicable jurisdiction or (iii) such securities being designated “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act. Likewise, with respect to a Redemption Order, the Fund shall deliver, or cause the Custodian to deliver, the Fund Securities to the Participant free and clear of all liens, restrictions, charges, duties, encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon sale or transfer arising out of (i) any agreement or arrangement entered into by the Fund, the Distributor, the Custodian or any person acting for the Fund, (ii) any provision of the 1933 Act, and any regulations there under (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or the applicable laws or regulations of any other applicable jurisdiction or (iii) such securities being designated “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act. 8.04 Corporate Actions. With respect to a Purchase Order of a particular Fund, the Fund acknowledges and agrees to return to the Participant any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Security transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant. Likewise, the Participant acknowledges and agrees to return to the Fund any dividend, distribution or other corporate action paid to the Participant or any Participant Client in respect of any Deposit Security that is transferred to the Company that, based on the valuation of such Deposit Security on the Business Day on which the Company receives and accepts the Purchase Order in proper form, should have been paid to the Company. 8.05 Redemption Request. The Participant understands and agrees that Redemption Requests may be submitted only on days that the Fund is open for business, as required by Section 22(e) of the 1940 Act and that Participant will not attempt to place an Order for purchasing or redeeming any Creation Unit, except as set forth in the Prospectus and Procedures Handbook of the Fund. In addition, in connection with each Redemption Request, the Participant agrees to ascertain that the Shares to be redeemed have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Fund. In addition the Participant agrees that the Fund will acquire good and unencumbered title to Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including without limitation, any restriction upon the sale or transfer of such Shares. The Participant understands and agrees that in the event collateral or Shares are not transferred to the Transfer Agent as set forth in the Procedures Handbook, the Redemption Request trade may be broken by the Fund and the Participant will be solely responsible for all costs incurred by the Fund or the Distributor related to breaking the trade. The Distributor will only process Redemption Requests upon verification from the Transfer Agent of the Fund’s receipt of such collateral or shares. The

SEI 120090v4 Page 12 Model AP Agreement – Global X Funds Participant understands that shares may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Participant. 8.06 (i) Corporate Actions. With respect to any Redemption Request, the Participant on behalf of itself and any Participant Client acknowledges and agrees to return to the Fund any dividend, distribution or other corporate action paid to it or a Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. The Fund is entitled to reduce the amount of proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution or other corporate action paid to the Participant or the Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. 8.07 Beneficial Ownership Limitation. The Participant represents and warrants to the Distributor and the Fund that, any portfolio securities deposited with the Fund will have an adjusted tax basis equal to the fair market value of such securities at the time of the contributions. The Participant agrees and represents that with regards to any order for one or more Creation Units of Shares of the Fund that, based on the number of outstanding Shares of the relevant Fund made publicly available, either, (i) after giving effect to the purchase of Shares, it will not hold more than eighty percent (80%) or more of the outstanding Shares of the relevant Fund and that it will not treat such purchase as eligible for tax-free treatment under section 351 of the Code, or (ii) the Participant is carrying some or all of the Shares as a dealer and as inventory in connection with its market making activities. The Fund and its Transfer Agent and Distributor may request information from the Participant regarding Share ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities. ARTICLE 9 IRREVOCABLE PROXY 9.01 Appointment of Irrevocable Proxy. The Participant, from time to time, may be a Beneficial Owner or an owner of record of a Fund. To the extent that it is a Beneficial Owner of a Fund, the Participant does hereby irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially owned shares of a Fund which the Participant is or may be entitled to vote at any meeting of a Fund held after the date this Agreement is executed, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall mirror vote (or abstain from voting) the Participant’s beneficially owned shares in the same proportion as the votes (or abstentions) of other holders of the corresponding Fund on any matter, question or resolution submitted to the vote of shareholders of such Fund and with complete independence from and without any regard to any views, statements or interests of the Participant, its affiliates or any other person. For purposes of this Article 9, beneficially owned Shares shall not include those Shares for which the Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Participant instructs the Distributor in writing otherwise. The Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares unless the Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the attorney pursuant to this Section. The Participant represents that it has all the necessary legal power and authority to vote, and to appoint an attorney and proxy to vote, all such Shares as contemplated herein. 9.02 Powers of Attorney and Proxy. The Distributor, as attorney and proxy for the Participant under this paragraph: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees or substitute attorneys as it may from time to time appoint; (iii)

SEI 120090v4 Page 13 Model AP Agreement – Global X Funds may provide voting instructions to such agents, nominees or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant. 9.03 Term of Attorney and Proxy. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this paragraph for so long (and only so long) as this Agreement remains in effect. This irrevocable proxy automatically shall terminate with respect to any Fund or the Fund as a whole, if the Distributor ceases to act as Distributor to any Portfolio or the Fund, as applicable. The Distributor may terminate this irrevocable proxy with sixty (60) days written notice to the Participant, and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement. ARTICLE 10 MISCELLANEOUS 10.01 Termination and Amendment. This Agreement may be terminated (i) at any time by any party upon mutual agreement of the parties; (ii) upon thirty days prior written notice by any party to the other parties or (iii) upon written notice of the Distributor in the event of a breach by the Participant of any provision of this Agreement or the Procedures Handbook. This Agreement supersedes any prior such agreement between or among the parties. This Agreement may be amended by the Fund or the Distributor from time to time without the consent of the Participant or any Beneficial Owner by mailing a copy of such amendment to the Participant and the Transfer Agent. For purposes of this Agreement, mail will be deemed received by the Participant on the fifth Business Day following the deposit of such mail into the U.S. Postal system. If the Participant fails to object in writing to the amendment within fifteen days after its receipt, the amendment will become part of this Agreement in accordance with its terms. 10.02 Third Party Beneficiary. The Participant and the Distributor understand and agree that the Fund and each Portfolio, each as a third party beneficiary to this Agreement, is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Fund or such Portfolio. 10.03 Incorporation by Reference. The Participant acknowledges receipt of the Prospectus and Procedures Handbook, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Shares are incorporated herein by reference. 10.04 Notices. All notices provided for or permitted under this Agreement shall be deemed effective upon receipt, and shall be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below. Notices to Distributor shall be sent to the attention of: General Counsel, SEI Investments Distribution Co., 1 Freedom Valley Drive, Oaks, Pennsylvania 19456. Notices to the Participant shall be sent to ____________________________ Notices to the Transfer Agent shall be sent to _______________, Attn: _______________. Notices to the Fund shall be sent to Global X Funds, Attn: Legal, 605 Third Avenue, 43rd Floor, New York, NY 10158. 10.05 Commencement of Trading. The Participant may not submit an Order pursuant to this Agreement until five Business Days after effectiveness of this Agreement (which shall not take effect until acknowledged by the Transfer Agent or such earlier date agreed upon between the Distributor and the Participant. 10.06 Dispute Resolution. Whenever either party desires to institute legal proceedings against the other concerning this Agreement, it shall first provide written notice to that effect to such other parties. The party providing such notice shall refrain from instituting said legal proceedings for a

SEI 120090v4 Page 14 Model AP Agreement – Global X Funds period of thirty days following the date of provision of such notice. During such period, the parties shall attempt in good faith to amicably resolve their dispute by negotiation among their executive officers. 10.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the State of New York, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the latter shall control. 10.08 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original or facsimile signatures of each of the parties. 10.09 Force Majeure. No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party. 10.10 Severability. Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement shall be enforceable as so modified. 10.11 Assignment. No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the parties, which shall not be unreasonably withheld. 10.12 Use of Participant’s Name in Marketing. The Distributor agrees that it will not, without the prior written consent of the Participant in each instance, (i) use in advertising or publicity the name of the Participant or any affiliate of the Participant, or any partner or employee of the Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant or its affiliates, except to identify the Participant as an authorized participant of the Fund, or (ii) represent, directly or indirectly, that any product or any service provided by the Fund, Distributor or Transfer Agent has been approved or endorsed by the Participant. This provision shall survive termination or expiration of the Agreement. [Signature Page Follows]

SEI 120090v4 Page 15 Model AP Agreement – Global X Funds IN WITNESS WHEREOF, the Participant and Distributor have each duly executed this Agreement, this ____________day of __________________, 2025. The Participant and Distributor each understand and agree that the Transfer Agent, by accepting this Agreement, has not agreed to undertake any obligations nor made any representations or warranties under this Agreement. Participant Name By: Name: Title: SEI INVESTMENTS DISTRIBUTION CO. By: Name: Title: ACCEPTED BY: [TRANSFER AGENT] By: Name: Title: Global X Funds By: Name: Title:

SEI 120090v4 Page 16 Model AP Agreement – Global X Funds EXHIBIT A CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Participant pursuant to the Global X Participant Agreement. In addition, SIDCO is requesting that one authorized trader is designated as the primary contact; this will enable SIDCO to relay information efficiently to the APs. Please complete and return to SIDCO. AP Firm Name: ________________________ Desk Name: ___________________________ Authorized Persons: Name (Primary Contact) Phone ______________________________ Signature Email Address Name Phone ______________________________ Signature Email Address Name Phone ______________________________ Signature Email Address Name Phone ______________________________ Signature Email Address Name Phone ______________________________ Signature Email Address Name Phone ______________________________ Signature Email Address

SEI 120090v4 Page 17 Model AP Agreement – Global X Funds The undersigned, ______________[name], ____________________[title] of ________________[company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Global X Participant Agreement by and between ____________________ [Authorized Participant], Global X Funds and _______________ as Transfer Agent, ____________(dated), and that their signatures set forth above are their own true and genuine signatures. In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below. Subscribed and sworn to before me this day of ___, ________2025 By: Name: Title: Notary Public Date: